CINCINNATI FINANCIAL CORPORATION

Mailing Address:      P.O. Box 145496

                       CINCINNATI, OHIO 45250-5496

                    (513) 870-2000

Investor Contact:  Heather J. Wietzel

(513) 870-2768

Media Contact:  Joan O. Shevchik

(513) 603-5323

Cincinnati Financial Net Income Up 30.0% and Operating Income* Gains 13.5% for Third-quarter 2005

    CINCINNATI, November 2, 2005 -- Cincinnati Financial Corporation (Nasdaq: CINF) today reported for the third quarter and first nine months of 2005:

    Financial Highlights*

    (Dollars in millions except share data)

                         Three months ended           Nine months ended

                            September 30,                September 30,

                      2005        2004  Change %    2005       2004** Change %

    Revenue Highlights

     Earned

      premiums        $790        $758    4.2       $2,361      $2,243   5.3

     Investment

      income           134         124    7.7          390         365   6.9

     Total

      revenues         944         879    7.4        2,801       2,672   4.8

    Income Statement

     Data

      Net income      $117         $90   30.0         $419        $392   7.1

      Net realized

       investment

       gains and

       losses           10          (5) 318.6           24          36 (33.7)

      Operating

       income*        $107         $95   13.5         $395        $356  11.2

    Per Share Data

     (diluted) ***

      Net income     $0.66       $0.50   32.0        $2.37       $2.19   8.2

      Net realized

       investment

       gains and

       losses         0.05       (0.03) 266.7         0.14        0.20 (30.0)

      Operating

       income*       $0.61       $0.53   15.1        $2.23       $1.99  12.1

      Cash

       dividend

       declared     $0.305       $0.26   16.4        $0.90       $0.77  16.9

      Book

       value            $-          $-              $34.43      $34.49  (0.2)

      Average shares

       outstand-

       ing     176,806,267 178,402,767   (0.9) 177,212,677 178,546,137  (0.7)

    Corporate Highlights

     - Continued strong property casualty insurance profitability and higher investment income drove three-month and nine-month net income and operating income* growth.

     - Pretax investment income grew 7.7 percent for three months and 6.9 percent for nine months.  Full-year growth now is expected to be in the range of 6.5 percent to 7.0 percent.

     - Book value remained below year-end 2004 level on lower unrealized gains.

     - Average shares outstanding down 1.3 million for nine months. Third-

       quarter repurchases totaled 160,192 shares at a cost of $7 million.

    Insurance Operations Highlights

     - Agent-centered strategy led to 1.6 percent and 3.3 percent increases in three-month and nine-month net written premiums for the property casualty operations. Commercial lines net written premiums rose 2.6 percent and 5.3 percent for the same periods.

     - Property casualty nine-month underwriting profit rose to $205 million from $167 million a year ago.

     - 91.0 percent GAAP combined ratio for first nine months reflected continued strong commercial lines underwriting results, improved personal lines performance and lower catastrophe losses.

     - Catastrophe losses, including ceded and assumed reinsurance, were $83 million, pre-tax for nine months. Hurricane Wilma losses preliminarily estimated at $23 million to $25 million.

     - 2005 outlook remains positive. Including the preliminary estimate for

       Hurricane Wilma, the company continues to expect the full-year 2005

       GAAP combined ratio will be at or below 92 percent.

     - Life insurance segment contributed 18 cents to nine-month net income,

       up from 13 cents a year ago.

     *     The Definitions of Non-GAAP Information and Reconciliation to

           Comparable GAAP Measures on Page 12 defines and reconciles measures presented in this release that are not based on Generally Accepted

           Accounting Principles or Statutory Accounting Principles.

     **    Nine-month 2004 income included a benefit of $21 million, or 11 cents per share, after tax, and GAAP combined ratio included a benefit of 1.5 percentage points from the release of reserves for uninsured/underinsured motorist (UM/UIM) losses.

     ***   Per share amounts for all periods have been adjusted for the 5 percent stock dividend paid April 26, 2005.

    Marketplace Position

    "The past two years have been remarkable for both the frequency and severity of severe weather events," commented Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU. "Despite the magnitude of this year's hurricanes, our catastrophe losses through the first nine months of 2005 were below last year's level. In addition, we experienced continued strong performance from our commercial lines insurance operations, improved personal lines insurance profitability and higher investment income. As a result, third-quarter and nine-month results were ahead of last year's level, with both commercial lines and personal lines contributing an underwriting profit for the nine-month period.

    "Catastrophic events are our chance to demonstrate The Cincinnati Insurance Companies' commitment to the financial strength and claims service excellence that sets us apart. We now have closed about 85 percent of the 2,500 claims reported in the wake of Hurricanes Dennis, Katrina and Rita and are responding to Hurricane Wilma claims. Our thanks go out to our independent agent representatives and company associates for delivering prompt and fair claims service, as well as making personal efforts to help hurricane survivors.

    "Across our commercial lines market areas, we have seen continued signs of the soft market, with fewer increases and more declines in renewal pricing, aside from any changes in an account's exposures. Typically, account quality, class of business, size of account, location and the specific local market competition all continue to play a part in pricing levels. Commercial policyholders continue to respond favorably to our agents' presentation of the Cincinnati value proposition - customized coverage packages, personal claims service and high financial strength ratings -- all wrapped up in a convenient three-year commercial policy."

    Schiff commented, "In the personal lines area, we are making territory-by-territory refinements to our rates and premium credits. These changes better position our agents to sell the value of our homeowner-auto package, superior claims service and financial strength. We believe the rate changes could help return policy retention to its usual high level near 90 percent and personal lines new business activity to a healthy pace."

    Schiff added, "We've recently reached several milestones as a company -- more than 1,000 agency relationships being served in 100 field marketing territories by approximately 4,000 associates. We continue to seek ways of providing an ever-higher level of service so we can earn business from the independent agencies that represent the company. In total, we appointed 30 new agencies during the first nine months of 2005, putting us on track to achieve our target of 50 new agency appointments in both this year and next."

    Looking Ahead

    Schiff noted, "We remain positive about the outlook for full-year 2005. We continue to look for property casualty written premium growth in the low single digits based on market intelligence from insurance agents and field marketing representatives, production results for agencies and policy retention trends.

    "In early October, we became more positive in our view of the full-year 2005 combined ratio target after assessing the impact of Hurricanes Dennis, Katrina and Rita. Later in October, Hurricane Wilma affected The Cincinnati Insurance Companies' policyholders in Florida. Taking that event into consideration, we remain comfortable with the revised target of a full-year 2005 combined ratio at or below 92 percent. As is our usual practice, that target assumes full-year catastrophe losses will contribute approximately 3.5 percentage points to the ratio. Our revised consolidated target also reflects our assumption that favorable loss reserve development will return to historical levels. We continue to anticipate that the 2005 commercial lines combined ratio will be at or below 90 percent and the 2005 personal lines combined ratio will be approximately 100 percent, assuming a normal level of personal lines catastrophe losses.

    "Through the first nine months of 2005, catastrophe losses contributed 3.6 percentage points to the overall property casualty combined ratio of 91.0 percent. Hurricane Wilma losses are preliminarily estimated at $23 million to $25 million. This early estimate will be updated and included in results for the fourth quarter ending December 31, 2005.

    "Investment income continues to benefit from the allocation of new investment dollars to fixed-income securities. We now believe growth for the full year will be in the range of 6.5 percent to 7.0 percent," Schiff added.

    Schiff noted, "Since the second quarter of last year, almost all of our available cash flow has been used to purchase fixed-income investments to reduce the ratio of common stock to statutory surplus to a level more in line with our historic sub-100 ratio. During the same period, we took actions to reduce the parent company's ratio of investment assets to total assets. We now plan to maintain that ratio below 40 percent, as we have concluded that the SEC staff is not actively considering the company's application for exemptive relief under the Investment Company Act of 1940. Moving forward, we will take into consideration insurance department regulations and rating agency comments as well as the trend in these ratios to determine what portion of new cash flow could be invested in equity securities at the parent and operating company levels.

    "Equity investing has played an important role in achieving our portfolio objectives, contributing to net unrealized investment gains of $4.988 billion at September 30, 2005. We remain committed to our long-term equity focus, which we believe is key to the company's long-term growth and stability."

    Property Casualty Insurance Operations

    (Dollars in millions)   Three months ended         Nine months ended

                               September 30,             September 30,

                          2005    2004   Change %  2005      2004     Change %

    Written premiums     $761     $750     1.6    $2,349    $2,274      3.3

    Earned premiums      $765     $733     4.4    $2,283    $2,166      5.4

    Loss and loss

     expenses excluding

     catastrophes         435      416     4.7     1,312     1,222      7.4

    Catastrophe loss and

     loss expense          66       86   (23.4)       83       133    (37.6)

    Commission expenses   151      149     1.5       451       445      1.2

    Underwriting expenses  84       64    30.8       225       191     17.7

    Policyholder

     dividends              3        2    56.5         7         8     (1.5)

      Underwriting profit $26      $16    60.8      $205      $167     22.9

    Combined ratio:

    Loss and loss

     expenses excluding

     catastrophes        56.9%    56.7%             57.5%     56.5%

    Catastrophe loss and

     loss expenses        8.6     11.8               3.6       6.1

    Loss and loss

     expenses            65.5%    68.5%             61.1%     62.6%

    Commission expenses  19.8     20.3              19.7      20.5

    Underwriting

     expenses            11.0      8.8               9.9       8.8

    Policyholder

     dividends            0.3      0.2               0.3       0.4

      Combined ratio     96.6%    97.8%             91.0%     92.3%

     - 1.6 percent increase in total property casualty net written premiums for the third quarter and 3.3 percent increase for the nine months.

     - New business written directly by agencies was $79 million and $231 million in the three months and nine months ended September 30, 2005,

       compared with $87 million and $253 million in the comparable 2004 periods.

     - 1.2 percentage-point improvement to 96.6 percent in the overall property casualty combined ratio for the three months ended September

       30, 2005 -- Catastrophe losses were lower and the improvement in the personal lines loss and loss expense ratio excluding catastrophe losses was in line with management expectations. These positive factors offset a rise in the commercial lines and personal lines underwriting expense ratios.

     - Loss estimates for third-quarter catastrophe events included losses from claims received as well as estimates of claims that have not yet been reported.

                                                    Reported

        2005                                         Claims    Loss Estimate

    Third-quarter                States             (as of      (pretax, net

       Event      Dates     Primarily Affected    October 28)  of reinsurance)

    Hurricane  July 9-11    Alabama, Florida,

     Dennis                  Georgia, Mississippi      494       $8 million

    Hurricane  Aug. 25-30   Alabama, Florida,         1,986     $34 million

     Katrina -               Georgia, Louisiana,

     direct                  Mississippi, Tennessee

    Hurricane

     Katrina -

     assumed                                                    $18 million

    Hurricane

     Katrina -

     total                                                      $52 million

    Hurricane  Sept. 20-24  Alabama, Louisiana,         17       $3 million

     Rita                    Mississippi, Tennessee,

                             Texas

     - Third-quarter catastrophe losses included $3 million from development of prior-period catastrophes, primarily a July 2004 wind and hail storm in the Midwest and other 2004 events.

     - To restore the affected layers of the property catastrophe reinsurance program following Katrina, the company incurred an $8 million reinstatement premium in the third quarter. The Cincinnati Insurance

       Company also assumed Katrina losses of $18 million from its participation in reinsurance treaties that spread the risk of very high catastrophe losses among many insurers.

     *     The Definitions of Non-GAAP Information and Reconciliation to

           Comparable GAAP Measures on Page 12 defines and reconciles measures presented in this release that are not based on Generally Accepted

           Accounting Principles (non-GAAP).

    Commercial Lines

    (Dollars in millions)     Three months ended        Nine months ended

                                September 30,             September 30,

                             2005   2004  Change %    2005    2004   Change %

    Written premiums         $546   $532    2.6      $1,741   $1,654    5.3

    Earned premiums          $564   $537    4.9      $1,678   $1,576    6.5

    Loss and loss expenses

     excluding catastrophes   307    285    7.6         942      826   14.0

    Catastrophe loss and

     loss expenses             53     48   10.5          62       65   (4.0)

    Commission expenses       110    108    1.7         325      324    0.2

    Underwriting expenses      64     48   34.0         160      135   18.1

    Policyholder dividends      3      2   56.5           7        8   (1.5)

      Underwriting profit     $27    $46  (41.3)       $182     $218  (16.4)

    Combined ratio:

    Loss and loss expenses

     excluding catastrophes  54.4%  53.1%              56.1%    52.4%

    Catastrophe loss and

     loss expenses            9.5    9.0                3.7      4.1

    Loss and loss expenses   63.9%  62.1%              59.8%    56.5%

    Commission expenses      19.5   20.1               19.4     20.6

    Underwriting expenses    11.4    8.9                9.5      8.6

    Policyholder dividends    0.4    0.3                0.5      0.5

      Combined ratio         95.2%  91.4%              89.2%    86.2%

     - 2.6 percent rise in commercial lines net written premiums for the third quarter and 5.3 percent rise for the nine months.

     - New commercial lines business was $71 million and $206 million for the three-month and nine-month periods compared with $73 million and $215 million last year.

     - Growth slowed primarily because of the more competitive pricing environment. The growth rate of commercial lines written premium appeared to exceed the average for the overall industry, which A.M.

       Best Co. estimated at 1.7 percent for the first six months of 2005.

     - Loss and loss expenses excluding catastrophes rose in the three months and nine months ended September 30, 2005, largely because the comparable 2004 period benefited from a higher level of favorable loss reserve development from prior accident years.

     - The loss and loss expense ratio excluding catastrophes for the nine-

       month period was increased 1.4 percentage points by a single large loss in the first quarter. The ratio in the comparable 2004 period included a 2.0 percentage point benefit from the release of UM/UIM reserves.

     - Third-quarter commercial lines catastrophe losses were above last year's level because of assumed losses of $18 million and direct

       Hurricane Katrina and Rita losses in Louisiana, Mississippi or Texas associated with accounts written by agents in other states.

     - Commercial lines underwriting expense ratio rose 2.5 percentage points in the third quarter of 2005 due to several factors: higher technology expenses; slower premium growth that resulted in amortization of prior period deferred acquisition expenses, more than offsetting deferred acquisition expenses on current period written premiums; write-off of older policy years in involuntary assumed pools; and non-recurring expense savings in the third quarter of 2004 that reduced last year's ratio.

     - Higher spending on technology projects and adverse deferred acquisition cost comparisons could result in expense ratios near the year-to-date level in future quarters. The company continues to estimate a 2005 commercial lines combined ratio at or below 90 percent compared with

       84.1 percent in 2004.

     - For 2005, the company expects commercial lines written premium growth of approximately 3 percent to 5 percent.

     *     The Definitions of Non-GAAP Information and Reconciliation to

           Comparable GAAP Measures on Page 12 defines and reconciles measures presented in this release that are not based on Generally Accepted

           Accounting Principles (non-GAAP).

    Personal Lines

    (Dollars in           Three months ended           Nine months ended

     millions)               September 30,               September 30,

                          2005    2004  Change %      2005     2004  Change %

    Written premiums      $215    $218    (0.9)       $608     $620    (1.9)

    Earned premiums       $201    $196     2.8        $605     $590     2.5

    Loss and loss

     expenses

     excluding

     catastrophes          128     131    (1.8)        370      396    (6.5)

    Catastrophe loss and

     loss expenses          13      38   (66.8)         21       68   (69.3)

    Commission expenses     41      41     0.9         126      121     3.9

    Underwriting expenses   20      16    21.6          65       56    16.7

     Underwriting

      profit (loss)        $(1)   $(30)   96.4         $23     $(51)  145.9

    Combined ratio:

    Loss and loss

     expenses

     excluding

     catastrophes         63.9%   66.9%               61.1%    67.1%

    Catastrophe loss and

     loss expenses         6.3    19.3                 3.5     11.6

    Loss and loss

     expenses             70.2%   86.2%               64.6%    78.7%

    Commission expenses   20.5    20.9                20.8     20.5

    Underwriting expenses  9.8     8.3                10.7      9.4

     Combined ratio      100.5%  115.4%               96.1%   108.6%

     - 0.9 percent decline in personal lines net written premiums for the third quarter and 1.9 percent decline for the nine months, because of the competitive pricing environment for homeowner and auto business.

     - Rate modifications in selected states and territories have been made to better position the company's homeowner and auto products in the market. Additional rate modifications are planned for later this year and early 2006.

     - Personal lines earned premiums for the three months and nine months rose slightly, due to growth in homeowner written premiums over the past 12 months following rate increases in 2003 and 2004.

     - New personal lines business was $8 million and $25 million for the three-month and nine-month periods compared with $14 million and $39 million last year.

     - Excluding catastrophe losses, the personal lines GAAP combined ratio improved in both the three-month and nine-month periods, primarily because of marked improvement in homeowner profitability.

     - Diamond, the company's personal lines policy processing system, is in use in six states that represent approximately 62 percent of total 2004 personal lines earned premium volume. Through September 30, 2005,

       policies representing approximately $372 million of in-force premium have been issued through Diamond. During the third quarter, the introduction of Diamond into Illinois, which represents about 7 percent of total 2004 personal lines earned premium volume, was delayed until

       November.

     - Personal lines underwriting expense ratio rose 1.5 percentage points in the third quarter of 2005 due to several factors: higher technology expenses; slower premium growth that resulted in amortization of prior period deferred acquisition expenses, more than offsetting deferred acquisition expenses on current period written premiums; and non-

       recurring expense savings in the third quarter of 2004.

     - Higher spending on technology projects and adverse deferred acquisition cost comparisons could result in expense ratios near the year-to-date level in future quarters. Further, contingent commission expenses for personal lines have been trending higher because of improved profitability.

     - Assuming a normal level of catastrophe losses, the full-year 2005 combined ratio is expected to be approximately 100 percent because of the slower growth and commission and underwriting expense trends.

     - For 2005, the company now expects a low-single-digit decline in personal lines written premiums. This slightly more favorable outlook recognizes that the benefit of homeowner rate increases is partially offsetting lower policy retention rates and new business in both the homeowner and personal auto lines.

     *     The Definitions of Non-GAAP Information and Reconciliation to

           Comparable GAAP Measures on Page 12 defines and reconciles measures presented in this release that are not based on Generally Accepted

           Accounting Principles (non-GAAP).

    Life Insurance Operations

    (In millions)         Three months ended           Nine months ended

                             September 30,               September 30,

                          2005    2004  Change %      2005     2004  Change %

    Written premiums       $56     $45    23.8        $163     $132    23.3

    Earned premiums        $25     $25     0.2         $78      $77     1.8

    Investment income,

     net of expenses        25      23     6.0          73       68     8.4

    Other income             1       1    16.7           3        2    10.7

      Total revenues,

       excluding realized

       investment gains

       and losses           51      49     3.3         154      147     5.0

    Policyholder benefits   27      23    16.8          77       71     8.0

    Expenses                12      14   (17.2)         37       40    (6.9)

      Total benefits and

       expenses             39      37     4.2         114      111     2.7

    Net income before

     income tax and

     realized investment

     gains and losses       12      12     0.5          40       36    12.2

    Income tax               4       4    (1.2)         13       12    12.3

    Net income before

     realized investment

     gains and losses       $8      $8     1.4         $27      $24    12.2

     - Life insurance written premiums rose 23.8 percent for the three months and 23.3 percent for the nine months. Annuity premiums contributed 20.1 percentage points and 20.6 percentage points, respectively, of the written premium growth.

     - Higher earned premiums and investment income led to revenue growth for the three months and nine months.

     - Face amount of life policies in force rose 11.1 percent to $49.929 billion at September 30, 2005, from $44.921 billion at year-end 2004.

       For the first nine months of 2005, applications submitted rose 3.9 percent, with a 5.0 percent gain in worksite applications.

     - Operating expenses remained relatively level and mortality experience remained within pricing assumptions, resulting in improved results and a higher contribution to earnings per share.

     - A new term series of nine products replaced the existing term portfolio during the second quarter of 2005.  The Termsetter Plus series includes an optional return-of-premium feature.  Reaction to the new portfolio has been favorable with approximately 25 percent of applications requesting the return-of-premium feature.

     - In 2005, Cincinnati Life is exploring additional programs to simplify the worksite marketing sales process for independent property casualty agencies, including electronic enrollment software. Plans call for simplifying the worksite product portfolio to make it more attractive to agents.

     - Pending product development and introductions include features that customers indicate are important, such as a new universal life product that offers a secondary guarantee.

     *     The Definitions of Non-GAAP Information and Reconciliation to

           Comparable GAAP Measures on Page 12 defines and reconciles measures presented in this release that are not based on Generally Accepted

           Accounting Principles (non-GAAP).

    Investment Operations

    (In millions)         Three months ended          Nine months ended

                             September 30,               September 30,

                          2005    2004  Change %      2005     2004  Change %

    Investment income:

      Interest             $70     $64     8.7        $208     $188    10.9

      Dividends             64      58     8.8         180      176     2.7

      Other                  2       3   (31.6)          6        5    18.5

      Investment expenses   (2)     (1)  (24.5)         (4)      (4)  (29.1)

        Total net

         investment

         income           $134    $124     7.7        $390     $365     6.9

    Investment interest

     credited to contract

     holders              $(13)   $(11)   13.8        $(38)    $(34)   13.5

    Net realized

     investment gains

     and losses:

      Other-than-temporary

       impairment charges  $(1)    $(5)   82.5         $(1)     $(8)   83.4

      Realized investment

       gains and losses     12       8    50.7          41       70   (41.5)

      Change in valuation

       of embedded

       derivatives           5     (10)  145.7          (2)      (7)   69.1

        Net realized

         investment gains  $16     $(7)  339.2         $38      $55   (31.7)

    Investment operations

     income               $137    $106    28.9        $390     $386     0.8

    Balance Sheet

    (Dollars in millions)           September 30,  December 31,  September 30,

                                        2005          2004           2004

    Balance Sheet Data

     Total assets                     $15,984       $16,107        $15,806

     Invested assets                   12,591        12,677         12,242

     Shareholders' equity               6,015         6,249          6,084

    Ratio Data

     Return on equity, annualized         9.1%          9.4%           8.5%

     Return on equity, annualized,

      based on comprehensive income      (0.8)%         4.6%           0.7%

     - Growth in interest income from fixed-income securities and from common stock dividends led to the increase in investment income for the three months and nine months ended September 30, 2005.

     - Dividend increases from common stocks more than offset the loss of income from sales or calls of convertible preferred securities in the past 12 months. Fifth Third Bancorp, the company's largest equity holding, contributed 43.6 percent of total dividend income in the first nine months of 2005.

     - Dividend increases by Fifth Third and another 32 of the 48 common stock holdings in the equity portfolio within the last 12 months should add

       $23 million to annualized investment income.

     - Realized investment gains in 2005 primarily were due to routine sales and calls of securities. The realized loss in last year's third quarter was primarily due to other-than-temporary impairment charges and fair value declines for embedded securities. The realized gain in last year's first nine months primarily was due to equity sales undertaken as part of a program to support the company's insurer financial strength ratings and return the property casualty ratio of common stocks to statutory surplus to its historic sub-100 percent ratio.

     - Investment income growth now is expected to be in the range of 6.5 percent to 7.0 percent for the year. This outlook is based on the anticipated level of dividend income, the strong cash flow from insurance operations and the higher-than-historical allocation of new cash flow to fixed-income securities over the past 18 months.

     - At September 30, 2005, statutory surplus for the property casualty insurance group rose to $4.224 billion from $4.191 billion at year-end

       2004. The ratio of common stock to statutory surplus for the property casualty insurance group portfolio was 95.6 percent at September 30,

       2005, compared with 103.5 percent at year-end 2004.

     - The ratio of investment securities held at the holding-company level to total holding-company-only assets was 34.1 percent at September 30,

       2005, in line with management's below 40 percent target.

     - The company repurchased 1,125,192 shares at a total cost of $45 million in the first nine months of 2005, including 160,192 shares in the third quarter.

    Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information about the company, please visit http://www.cinfin.com.

    This is a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. The company's future results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:

     - Unusually high levels of catastrophe losses due to risk concentrations,

       changes in weather patterns, environmental events, terrorism incidents or other causes

     - Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased and financial strength of reinsurers

     - Increased frequency and/or severity of claims

     - Events or conditions that could weaken or harm the company's relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company's opportunities for growth, such as:

       - Downgrade of the company's financial strength ratings,

       - Concerns that doing business with the company is too difficult or

       - Perceptions that the company's level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

     - Increased competition that could result in a significant reduction in the company's premium growth rate

     - Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our advantage in these areas.

     - Insurance regulatory actions, legislation or court decisions or legal actions that increase expenses or place us at a disadvantage in the marketplace

     - Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

     - Inaccurate estimates or assumptions used for critical accounting estimates, including loss reserves

     - Events that reduce the company's ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 in the future

     - Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

     - Sustained decline in overall stock market values negatively affecting the company's equity portfolio; in particular a sustained decline in the market value of Fifth Third shares, a significant equity holding

     - Events that lead to a significant decline in the value of a particular security and impairment of the asset

     - Prolonged low interest rate environment or other factors that limit the company's ability to generate growth in investment income

     - Adverse outcomes from litigation or administrative proceedings

     - Effect on the insurance industry as a whole, and thus on the company's business, of the actions undertaken by the Attorney General of the

       State of New York and other regulators against participants in the insurance industry, as well as any increased regulatory oversight that might result

     - Investment activities or market value fluctuations that trigger restrictions applicable to the parent company under the Investment

       Company Act of 1940

    Further, the company's insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

    Readers are cautioned that the company undertakes no obligation to review or update the forward-looking statements included herein.

Cincinnati Financial Corporation

Consolidated Balance Sheets

    (Dollars in millions except per                 September 30, December 31,

    share data)                                          2005        2004

    Assets                                           (unaudited)

       Investments

          Fixed maturities, at fair value (amortized

           cost: 2005-$5,377; 2004-$4,854)            $  5,517    $    5,141

          Equity securities, at fair value

           (cost: 2005-$2,043; 2004-$1,945)              7,031         7,498

          Other invested assets                             43            38

       Cash                                                 98           306

       Investment income receivable                        114           107

       Finance receivable                                  100            95

       Premiums receivable                               1,163         1,119

       Reinsurance receivable                              711           680

       Prepaid reinsurance premiums                         14            15

       Deferred policy acquisition costs                   431           400

       Property and equipment, net, for company use

        (accumulated depreciation: 2005-$226; 2004-$206)   167           156

       Other assets                                        108            75

       Separate accounts                                   487           477

          Total assets                              $   15,984    $   16,107

    Liabilities

       Insurance reserves

          Loss and loss expense reserves            $    3,706    $    3,549

          Life policy reserves                           1,337         1,194

       Unearned premiums                                 1,606         1,539

       Other liabilities                                   438           474

       Deferred income tax                               1,604         1,834

       6.125% senior notes due 2034                        371           371

       6.90% senior debentures due 2028                     28           420

       6.92% senior debentures due 2028                    392             0

       Separate accounts                                   487           477

          Total liabilities                              9,969         9,858

    Shareholders' equity

       Common stock, par value-$2 per share;

        authorized: 2005-500 million shares,

        2004-200 million shares; issued: 2005-194

        million shares, 2004-185 million shares            389           370

       Paid-in capital                                     965           618

       Retained earnings                                 1,958         2,057

       Accumulated other comprehensive

        income-unrealized gains on investments

        and derivatives                                  3,329         3,787

       Treasury stock at cost (2005-19 million

        shares, 2004-18 million shares)                   (626)         (583)

          Total shareholders' equity                     6,015         6,249

          Total liabilities and

           shareholders' equity                     $   15,984    $   16,107

Cincinnati Financial Corporation

Consolidated Statements of Income

    (In millions except per

    share data)                     Three months ended     Nine months ended

                                         Sept. 30,             Sept. 30,

                                      2005       2004      2005         2004

                                        (unaudited)           (unaudited)

    Revenues

       Earned premiums

          Property casualty       $    765   $    733   $ 2,283    $   2,166

          Life                          25         25        78           77

       Investment income, net

        of expenses                    134        124       390          365

       Realized investment

        gains and losses                16         (7)       38           55

       Other income                      4          4        12            9

          Total revenues               944        879     2,801        2,672

    Benefits and expenses

       Insurance losses and

        policyholder benefits          528        525     1,470        1,424

       Commissions                     160        157       476          468

       Other operating expenses         74         63       213          192

       Taxes, licenses and fees         17         16        52           55

       Increase in deferred

        policy acquisition costs        (5)        (6)      (23)         (29)

       Interest expense                 13         11        39           27

       Other expenses                    6          0        12            6

          Total benefits and

           expenses                    793        766     2,239        2,143

    Income before income taxes         151        113       562          529

    Provision (benefit) for

    income taxes

       Current                          19         78       126          120

       Deferred                         15        (55)       17           17

          Total provision

           for income taxes             34         23       143          137

    Net income                    $    117   $     90   $   419    $     392

    Per common share

       Net income-basic           $   0.67   $   0.51   $  2.39    $    2.22

       Net income-diluted         $   0.66   $   0.50   $  2.37    $    2.19

    Since 1996, Cincinnati Financial has disclosed the estimated impact of stock options on net income and earnings per share in a Note to the Financial Statements. For the first three quarters of 2005 and 2004, diluted net income would have been reduced by approximately 2 cents per share, if option expense, calculated using the binomial option-pricing model, were included as an expense.

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures

(See attached tables for 2005 and 2004 data, prior-period reconciliations available at www.cinfin.com/investors.)

    Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.

    Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas - property casualty insurance, life insurance and investments - when analyzing both GAAP and certain non-GAAP measures may improve understanding of trends in the underlying business, helping avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management's control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

     - Operating income: Operating income (readers also may have seen this measure defined as net income before realized investment gains and losses) is calculated by excluding net realized investment gains and losses from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company's insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management's discretion and is independent of the insurance underwriting process.

       Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

       For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to

       GAAP information.

     - Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC's Accounting Practices and Procedures

       Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

     - Written premium: Under statutory accounting rules, written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

     - Written premium adjustment - statutory basis only: In 2002, the company refined its estimation process for matching written premiums to policy effective dates, which added $117 million to 2002 written premiums. To better assess ongoing business trends, management may exclude this adjustment when analyzing trends in written premiums and statutory ratios that make use of written premiums.

     - Codification: Adoption of Codification of Statutory Accounting

       Principles was required for Ohio-based insurance companies effective

       January 1, 2001. The adoption of Codification changed the manner in which the company recognized statutory property casualty written premiums. As a result, 2001 statutory written premiums included $402 million to account for unbooked premiums related to policies with effective dates prior to January 1, 2001. To better assess ongoing business trends, management excludes this $402 million when analyzing written premiums and statutory ratios that make use of written premiums.

     - Life insurance gross written premiums: In analyzing the life insurance company's gross written premiums, management excludes five larger,

       single-pay life insurance policies (bank-owned life insurance or BOLIs)

       written in 2004, 2002, 2000 and 1999 to focus on the trend in premiums written through the independent agency distribution channel.

     - One-time charges or adjustments: Management analyzes earnings and profitability excluding the impact of one-time items.

       - In 2003, as the result of a settlement negotiated with a vendor,

         pretax results included the recovery of $23 million of the $39 million one-time, pretax charge incurred in 2000.

       - In 2000, the company recorded a one-time charge of $39 million, pre-

         tax, to write down previously capitalized costs related to the development of software to process property casualty policies.

       - In 2000, the company earned $5 million in interest in the first quarter from a $303 million single-premium BOLI policy that was booked at the end of 1999 and segregated as a separate account effective April 1, 2000. Investment income and realized investment gains and losses from separate accounts generally accrue directly to the contract holder and, therefore, are not included in the company's consolidated financials.

Cincinnati Financial Corporation

Quarterly Net Income Reconciliation

     (In millions except per share data)

                                                Three months ended

                                     12/31/05   09/30/05   06/30/05   03/31/05

         Net income                              $117        $158        $144

         One-time item                              0           0           0

         Net income before one-time

          item                                    117         158         144

         Net realized investment

          gains and losses                         10           8           6

         Operating income before

          one-time item                           107         150         138

         Less catastrophe losses                  (43)         (9)         (2)

         Operating income before

          catastrophe losses and

          one-time item                          $150        $159        $140

      Diluted per share data

         Net income                             $0.66       $0.89       $0.81

         One-time item                           0.00        0.00        0.00

         Net income before one-time

          item                                   0.66        0.89        0.81

         Net realized investment

          gains and losses                       0.05        0.05        0.03

         Operating income before

          one-time item                          0.61        0.84        0.78

         Less catastrophe losses                (0.24)      (0.05)      (0.01)

         Operating income before

          catastrophe losses and

          one-time item                         $0.85       $0.89       $0.79

     Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

Cincinnati Financial Corporation

Quarterly Net Income Reconciliation

     (In millions except per share data)

                                                   Three months ended

                                        12/31/04  09/30/04  06/30/04  03/31/04

          Net income                        $192      $90     $155     $146

          One-time item                        0        0        0        0

          Net income before one-time

            item                             192       90      155      146

          Net realized investment gains

           and losses                         24       (5)      36        4

          Operating income before one-time

           item                              168       95      119      142

          Less catastrophe losses            (10)     (56)     (30)       0

          Operating income before

           catastrophe losses and

           one-time item                    $178     $151     $149     $142

       Diluted per share data

          Net income                       $1.09    $0.50    $0.87    $0.82

          One-time item                     0.00     0.00     0.00     0.00

          Net income before one-time item   1.09     0.50     0.87     0.82

          Net realized investment gains

           and losses                       0.14    (0.03)    0.20     0.03

          Operating income before one-time

           item                             0.95     0.53     0.67     0.79

          Less catastrophe losses          (0.06)   (0.31)   (0.17)    0.00

          Operating income before

           catastrophe losses and

           one-time item                   $1.10    $0.84    $0.84    $0.79

     Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

Cincinnati Financial Corporation

Quarterly Net Income Reconciliation

     (In millions except per share data)

                            Six                Nine               Twelve

                       months ended        months ended        months ended

                    06/30/05  06/30/04  09/30/05  09/30/04  12/31/05  12/31/04

      Net income       $302     $301     $419     $392                  $584

      One-time item       0        0        0        0                     0

      Net income before

       one-time item    302      301      419      392                   584

      Net realized

       investment gains

       and losses        14       40       24       36                    60

      Operating income

       before one-time

       item             288      261      395      356                   524

      Less catastrophe

       losses           (11)     (30)     (54)     (86)                  (96)

      Operating income

       before catastrophe

       losses and

       one-time item   $299     $291     $449     $442                  $620

    Diluted per share

     data

      Net income      $1.70    $1.77    $2.37    $2.19                 $3.28

      One-time item    0.00     0.00     0.00     0.00                  0.00

      Net income before

       one-time item   1.70     1.77     2.37     2.19                  3.28

      Net realized

       investment gains

       and losses      0.08     0.24     0.14     0.20                  0.35

      Operating income

       before one-time

       item            1.62     1.53     2.23     1.99                  2.93

      Less catastrophe

       losses         (0.06)   (0.18)   (0.30)   (0.48)                (0.54)

      Operating income

       before catastrophe

       losses and

       one-time item  $1.68    $1.71    $2.53    $2.47                 $3.47

     Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not

     equal the full year as each is computed independently.

Cincinnati Insurance Group

Quarterly Property Casualty Data - Consolidated

     (Dollars in millions)

                                               Three months ended

                                    12/31/05  9/30/05    6/30/05    3/31/05

    Premiums

         Adjusted written premiums

          (statutory)                         $764        $781        $787

         Written premium adjustment -

          statutory only                        (3)         10          10

         Reported written premiums

          (statutory)*                        $761        $791        $797

         Unearned premiums change                4         (26)        (44)

         Earned premiums                      $765        $765        $753

      Statutory combined ratio

         Reported statutory combined

          ratio*                              96.6%      86.6%      87.4%

         Written premium adjustment -

          statutory only                        nm          nm          nm

         One-time item                         0.0         0.0         0.0

         Adjusted statutory combined

          ratio                               96.6%      86.6%      87.4%

         Less catastrophe losses               8.6         2.0         0.3

         Adjusted statutory combined

          ratio excluding

          catastrophe losses                  88.0%      84.6%      87.1%

         Reported commission expense

          ratio*                              20.3%      19.3%      16.8%

         Written premium adjustment -

          statutory only                        nm          nm          nm

         One-time item                         0.0         0.0         0.0

         Adjusted commission expense

          ratio                               20.3%      19.3%      16.8%

         Reported other expense ratio*        10.8%      10.3%       9.8%

         Written premium adjustment -

          statutory only                        nm          nm          nm

         One-time item                         0.0         0.0         0.0

         Adjusted other expense ratio         10.8%      10.3%       9.8%

         Reported statutory expense

          ratio*                              31.1%      29.6%      26.6%

         Written premium adjustment -

          statutory only                        nm          nm          nm

         One-time item                         0.0         0.0         0.0

         Adjusted statutory expense

          ratio                               31.1%      29.6%      26.6%

      GAAP combined ratio

         GAAP combined ratio                  96.6%      87.5%      88.9%

         One-time item                         0.0         0.0         0.0

         GAAP combined ratio before one-

          time item                           96.6%      87.5%      88.9%

Cincinnati Insurance Group

Quarterly Property Casualty Data - Consolidated

     (Dollars in millions)

                                                   Three months ended

                                      12/31/04  09/30/04  06/30/04  03/31/04

      Premiums

         Adjusted written premiums

          (statutory)                      $748    $750    $761     $767

         Written premium adjustment -

          statutory only                    (25)      0     (27)      23

         Reported written premiums

          (statutory)*                     $723    $750    $734     $790

         Unearned premiums change            31     (17)    (17)     (74)

         Earned premiums                   $754    $733    $717     $716

      Statutory combined ratio

         Reported statutory combined

          ratio*                           83.6%  97.9%  91.2%   85.1%

         Written premium adjustment -

          statutory only                     nm      nm      nm       nm

         One-time item                      0.0     0.0     0.0      0.0

         Adjusted statutory combined

          ratio                            83.6%  97.9%  91.2%   85.1%

         Less catastrophe losses            2.0    11.7     6.5      0.1

         Adjusted statutory combined

          ratio excluding

          catastrophe losses               81.6%  86.2%  84.7%   85.0%

         Reported commission expense

          ratio*                           19.7%  19.9%  18.9%   18.3%

         Written premium adjustment -

          statutory only                     nm      nm      nm       nm

         One-time item                      0.0     0.0     0.0      0.0

         Adjusted commission expense

          ratio                            19.7%  19.9%  18.9%   18.3%

         Reported other expense ratio*     11.0%   9.5%  10.8%    9.3%

         Written premium adjustment -

          statutory only                     nm      nm      nm       nm

         One-time item                      0.0     0.0     0.0      0.0

         Adjusted other expense ratio      11.0%   9.5%  10.8%    9.3%

         Reported statutory expense

          ratio*                           30.7%  29.4%  29.7%   27.6%

         Written premium adjustment -

          statutory only                     nm      nm      nm       nm

         One-time item                      0.0     0.0     0.0      0.0

         Adjusted statutory expense ratio  30.7%  29.4%  29.7%   27.6%

      GAAP combined ratio

         GAAP combined ratio               82.6%  97.8%  91.9%   87.1%

         One-time item                      0.0     0.0     0.0      0.0

         GAAP combined ratio before one-

          time item                        82.6%  97.8%  91.9%   87.1%

Cincinnati Insurance Group

Quarterly Property Casualty Data - Consolidated

      (Dollars in millions)

                                                                  Twelve

                     Six months ended    Nine months ended     months ended

                     6/30/05   6/30/04   9/30/05   9/30/04  12/31/05  12/31/04

    Premiums

     Adjusted written

      premiums

      (statutory)     $1,568    $1,528    $2,332    $2,278            $3,026

    Written premium

     adjustment -

     statutory only       20        (4)       17        (4)              (29)

    Reported written

     premiums

     (statutory)*     $1,588    $1,524    $2,349    $2,274            $2,997

    Unearned premiums

     change              (70)      (92)      (66)     (108)              (78)

    Earned premiums   $1,518    $1,432    $2,283    $2,166            $2,919

    Statutory combined

     ratio

    Reported

     statutory

     combined ratio*    86.9%    88.1%    90.1%    91.4%            89.4%

    Written premium

     adjustment -

     statutory only       nm        nm        nm        nm                nm

    One-time item        0.0       0.0       0.0       0.0               0.0

    Adjusted

     statutory

     combined ratio     86.9%    88.1%    90.1%    91.4%            89.4%

    Less catastrophe

     losses              1.1       3.3       3.6       6.1               5.1

    Adjusted

     statutory

     combined ratio

     excluding

     catastrophe

     losses             85.8%    84.8%    86.5%    85.3%            84.3%

     Reported

      commission

      expense ratio*    18.0%    18.6%    18.8%    19.0%            19.2%

     Written premium

      adjustment -

      statutory only      nm        nm        nm        nm                nm

     One-time item       0.0       0.0       0.0       0.0               0.0

     Adjusted

      commission

      expense ratio     18.0%    18.6%    18.8%    19.0%            19.2%

     Reported other

      expense ratio*    10.0%    10.0%    10.2%     9.8%            10.1%

     Written premium

      adjustment -

      statutory only      nm        nm        nm        nm                nm

     One-time item       0.0       0.0       0.0       0.0               0.0

     Adjusted other

      expense ratio     10.0%    10.0%    10.2%     9.8%            10.1%

     Reported

      statutory

      expense ratio*    28.0%    28.6%    29.0%    28.9%            29.3%

     Written premium

      adjustment -

      statutory only      nm        nm        nm        nm                nm

     One-time item       0.0       0.0       0.0       0.0               0.0

     Adjusted

      statutory

      expense ratio     28.0%    28.6%    29.0%    28.9%            29.3%

    GAAP combined ratio

      GAAP combined

       ratio            88.2%    89.5%    91.0%    92.3%            89.8%

      One-time item      0.0       0.0       0.0       0.0               0.0

      GAAP combined

       ratio before

       one-time item    88.2%    89.5%    91.0%    92.3%            89.8%

      Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

      nm - Not meaningful

      *   Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners

      and filed with the appropriate regulatory bodies.

Cincinnati Insurance Group

Quarterly Property Casualty Data - Commercial Lines

     (Dollars in millions)

                                               Three months ended

                                    12/31/05  9/30/05    6/30/05    3/31/05

      Premiums

         Adjusted written premiums

          (statutory)                          $547        $557        $617

         Written premium adjustment --

          statutory only                         (1)          9          12

         Reported written premiums

          (statutory)*                         $546        $566        $629

         Unearned premiums change                18          (3)        (78)

         Earned premiums                       $564        $563        $551

      Statutory combined ratio

         Reported statutory combined

          ratio*                               95.5%      83.9%      85.5%

         Written premium adjustment --

          statutory only                         nm          nm          nm

         One-time item                          0.0         0.0         0.0

         Adjusted statutory combined

          ratio                                95.5%      83.9%      85.5%

         Less catastrophe losses                9.5         0.4         1.1

         Adjusted statutory combined

          ratio

      excluding

          catastrophe losses                   86.0%      83.5%      84.4%

      GAAP combined ratio

         GAAP combined ratio                   95.2%      84.8%      87.5%

         One-time item                          0.0         0.0         0.0

         GAAP combined ratio before one-

          time item                            95.2%      84.8%      87.5%

      Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not

      equal the full year as each is computed independently.

      nm - Not meaningful

      *   Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners

      and filed with the appropriate regulatory bodies.

Cincinnati Insurance Group

Quarterly Property Casualty Data - Commercial Lines

     (Dollars in millions)

                                                   Three months ended

                                      12/31/04  09/30/04  06/30/04  03/31/04

       Premiums

          Adjusted written premiums

           (statutory)                     $555    $530    $537     $587

          Written premium adjustment --

           statutory only                   (23)      2     (25)      23

          Reported written premiums

           (statutory)*                    $532    $532    $512     $610

          Unearned premiums change           19       5       8      (91)

          Earned premiums                  $551    $537    $520     $519

       Statutory combined ratio

          Reported statutory combined

           ratio*                          79.1%  92.0%  84.1%   80.3%

          Written premium adjustment --

           statutory only                    nm      nm      nm       nm

          One-time item                     0.0     0.0     0.0      0.0

          Adjusted statutory combined

           ratio                           79.1%  92.0%  84.1%   80.3%

          Less catastrophe losses           1.3     9.0     3.0      0.2

          Adjusted statutory combined

           ratio excluding

           catastrophe losses              77.8%  83.0%  81.1%   80.1%

       GAAP combined ratio

          GAAP combined ratio              78.2%  91.4%  84.4%   82.6%

          One-time item                     0.0     0.0     0.0      0.0

          GAAP combined ratio before one-

           time item                       78.2%  91.4%  84.4%   82.6%

      Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not

      equal the full year as each is computed independently.

      nm - Not meaningful

      *   Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners

      and filed with the appropriate regulatory bodies.

                             Cincinnati Insurance Group

                Quarterly Property Casualty Data - Commercial Lines

      (Dollars in millions)

                                                                  Twelve

                     Six months ended    Nine months ended     months ended

                     6/30/05   6/30/04   9/30/05   9/30/04  12/31/05  12/31/04

    Premiums

      Adjusted written

       premiums

       (statutory)   $1,174    $1,124    $1,721    $1,656             $2,209

      Written premium

       adjustment --

       statutory only    21        (2)       20        (2)               (23)

      Reported written

       premiums

       (statutory)*  $1,195    $1,122    $1,741    $1,654             $2,186

      Unearned

       premiums

       change           (81)      (84)      (63)      (79)               (60)

      Earned

       premiums      $1,114    $1,038    $1,678    $1,575             $2,126

    Statutory combined

     ratio

      Reported

       statutory

       combined ratio* 84.6%    82.0%    88.1%    85.4%             83.7%

      Written premium

       adjustment --

       statutory only    nm        nm        nm        nm                 nm

      One-time item     0.0       0.0       0.0       0.0                0.0

      Adjusted

       statutory

       combined ratio  84.6%    82.0%    88.1%    85.4%             83.7%

      Less catastrophe

       losses           0.8       1.6       3.6       4.1                0.0

      Adjusted

       statutory

       combined ratio

       excluding

       catastrophe

       losses          83.8%    80.4%    84.5%    81.3%             80.3%

    GAAP combined ratio

      GAAP combined

       ratio           86.1%    83.5%    89.2%    86.2%             84.1%

      One-time item     0.0       0.0       0.0       0.0                0.0

      GAAP combined

       ratio before

       one-time item   86.1%    83.5%    89.2%    86.2%             84.1%

      Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not

      equal the full year as each is computed independently.

      nm - Not meaningful

      *   Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners

      and filed with the appropriate regulatory bodies.

Cincinnati Insurance Group

Quarterly Property Casualty Data - Personal Lines

     (Dollars in millions)

                                                Three months ended

                                    12/31/05   09/30/05   06/30/05   03/31/05

      Premiums

         Adjusted written premiums

          (statutory)                          $217        $223        $170

         Written premium adjustment --

          statutory only                         (2)          1          (2)

         Reported written premiums

          (statutory)*                         $215        $224        $168

         Unearned premiums change               (14)        (22)         34

         Earned premiums                       $201        $202        $202

      Statutory combined ratio

         Reported statutory combined

          ratio*                               99.9%      93.6%      94.0%

         Written premium adjustment --

          statutory only                         nm          nm          nm

         One-time item                          0.0         0.0         0.0

         Adjusted statutory combined

          ratio                                99.9%      93.6%      94.0%

         Less catastrophe losses                6.3         6.2         2.0

         Adjusted statutory combined

          ratio excluding

          catastrophe losses                   93.6%      87.4%      96.0%

      GAAP combined ratio

         GAAP combined ratio                  100.5%      95.3%      92.7%

         One-time item                          0.0         0.0         0.0

         GAAP combined ratio before

          one-time item                       100.5%      95.3%      92.7%

      Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

      nm - Not meaningful

      *   Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners

      and filed with the appropriate regulatory bodies.

Cincinnati Insurance Group

Quarterly Property Casualty Data - Personal Lines

     (Dollars in millions)

                                                   Three months ended

                                        12/31/04  09/30/04  06/30/04  03/31/04

       Premiums

          Adjusted written premiums

           (statutory)                      $194     $218     $224     $180

          Written premium adjustment --

           statutory only                     (3)      (1)      (2)       0

          Reported written premiums

           (statutory)*                     $191     $217     $222     $180

          Unearned premiums change            12      (21)     (25)      17

          Earned premiums                   $203     $196     $197     $197

       Statutory combined ratio

          Reported statutory combined

           ratio*                           96.0%  114.4%  110.1%   98.7%

          Written premium adjustment --

           statutory only                     nm       nm       nm       nm

          One-time item                      0.0      0.0      0.0      0.0

          Adjusted statutory combined

           ratio                            96.0%  114.4%  110.1%   98.7%

          Less catastrophe losses            4.2     19.3     15.7      0.0

          Adjusted statutory combined

           ratio excluding

           catastrophe losses               91.8%   95.1%   94.4%   98.9%

       GAAP combined ratio

          GAAP combined ratio               94.5%  115.4%  111.6%   98.8%

          One-time item                      0.0      0.0      0.0      0.0

          GAAP combined ratio before one-

           time item                        94.5%  115.4%  111.6%   98.8%

      Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

      nm - Not meaningful

      *   Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners

      and filed with the appropriate regulatory bodies.

Cincinnati Insurance Group

Quarterly Property Casualty Data - Personal Lines

      (Dollars in millions)

                                                                  Twelve

                     Six months ended    Nine months ended     months ended

                     6/30/05   6/30/04   9/30/05   9/30/04  12/31/05  12/31/04

    Premiums

      Adjusted

       written

       premiums

       (statutory)     $393     $404      $611       $623               $817

      Written premium

       adjustment --

       statutory only    (1)      (2)       (3)        (3)                (6)

      Reported written

       premiums

       (statutory)*    $392     $402      $608       $620               $811

      Unearned

       premiums change    8       (8)       (3)       (30)               (18)

      Earned premiums  $404     $394      $605       $590               $793

    Statutory combined

     ratio

      Reported statutory

       combined ratio* 93.7%  104.3%    95.7%    107.6%            104.6%

      Written premium

       adjustment --

       statutory only    nm       nm        nm         nm                 nm

      One-time item     0.0      0.0       0.0        0.0                0.0

      Adjusted

       statutory

       combined ratio  93.7%  104.3%    95.7%    107.6%            104.6%

      Less catastrophe

       losses           2.1      7.8       3.5       11.6                0.1

      Adjusted statutory

       combined ratio

       excluding

       catastrophe

       losses          91.6%   96.5%    92.2%     96.0%             94.9%

    GAAP combined ratio

      GAAP combined

       ratio           94.0%  105.2%    96.1%    108.6%            105.0%

      One-time item     0.0      0.0       0.0        0.0                0.0

      GAAP combined

       ratio before

       one-time item   94.0%  105.2%    96.1%    108.6%            105.0%

      Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

      nm - Not meaningful

      *   Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners

      and filed with the appropriate regulatory bodies.